Exhibit 99.01

Contacts

Media: Inquiries:

Linda Quach, +1-408-350+8832

lquach@immersion.com

Investors:

The Blueshirt Group

Jennifer Jarman

(415) 217-5866

jennifer@blueshirtgroup.com

IMMERSION CORPORATION ANNOUNCES LITIGATION SETTLEMENT, INCLUDING

PATENT AND TECHNOLOGY LICENSE AGREEMENT

San Jose, Calif., May. 13, 2019 – Immersion Corporation (NASDAQ:IMMR), the leading developer and licensor of touch feedback technology, today announced that it agreed to enter into a settlement and license agreement with Samsung Electronics Co., Ltd., resolving the global patent infringement litigation brought by Immersion against Samsung.

“We are delighted to have resolved this litigation and to grant Samsung a license for our patents and advanced haptic technologies,” said Ramzi Haidamus, president and chief executive officer of Immersion. “We are excited to start a new chapter in our partnership with Samsung aimed at delivering high quality haptics in their mobile devices.”

While the terms of the agreement are confidential, the overall settlement and license fall in line with Immersion’s business model of quarterly payments and revenue recognition.

About Immersion (www.immersion.com)

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 3,500 issued or pending patents, Immersion’s technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements including, but not limited to, the statement regarding a new chapter in our partnership with Samsung.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to: unanticipated difficulties and challenges encountered in product development efforts by Immersion and its licensees; unanticipated difficulties and challenges encountered in implementation efforts by Immersion’s licensees; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; delay in or failure to achieve commercial demand for Immersion’s products or third party products incorporating Immersion’s technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s most current Form 10-K and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner.

(IMMR—C)